Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Crinetics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(r)	(2)	(2)	(2)	(3)	(3)	—	—	—	—

	Equity	Preferred Stock $0.001 par value per share	Rule 457(r)	(2)	(2)	(2)	(3)	(3)	—	—	—	—

	Debt	Debt Securities	Rule 457(r)	(2)	(2)	(2)	(3)	(3)	—	—	—	—

	Other	Warrants	Rule 457(r)	(2)	(2)	(2)	(3)	(3)	—	—	—	—

	Other	Units	Rule 457(r)	(2)	(2)	(2)	(3)	(3)	—	—	—	—

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	415(a)(6)	$63,484,983	—	—	—	—	S-3	333-258694	8/10/2021	$5,885

	Equity	Common Stock, $0.001 par value per share	415(a)(6)	$63,484,983	—	—	—	—	S-3	333-233246	8/13/2019	—

	Equity	Preferred Stock $0.001 par value per share	—	—	—	—	—	—	—	—	—	—

	Debt	Debt Securities	—	—	—	—	—	—	—	—	—	—

	Other	Warrants	—	—	—	—	—	—	—	—	—	—

	Other	Units	—	—	—	—	—	—	—	—	—	—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					(2)		(3)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							(3)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)

The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities, and (e) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes $63,484,983 of unsold shares of common stock (the “Unsold Shares”) which were previously registered on the prospectus supplement, dated August 12, 2022 (the “Existing Prospectus”), to the Registration Statement on Form S-3 (Registration No. 333-258694), which was filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2021 (the “Existing Registration Statement”), and were not sold thereunder.

(3)

The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. In connection with the registration of the offering of the Unsold Shares under the Existing Prospectus and the Existing Registration Statement, the Registrant paid registration fees of $13,905, based on the filing fee then in effect, which were offset entirely by the filing fees paid with respect to the initial registration of the offering of the Unsold Shares under a prospectus supplement, dated August 29, 2019, to the Registration Statement on Form S-3 (Registration No. 333-233246), which was filed with the SEC on August 13, 2019. The portion of the total registration fee of $13,905 related to the Unsold Shares will continue to be applied to such Unsold Shares in this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Shares registered under the Existing Prospectus and the Existing Registration Statement is deemed terminated as of the date of effectiveness of this Registration Statement.